Exhibit 10.1

AMENDMENT TO LOCK-UP AGREEMENT

This Amendment to Lock-up Agreement (this “Amendment”) is made effective as of ____________, 2018 by and between Wade Fredrickson (“Shareholder”) and NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”). Shareholder and the Company are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings given to them in the Lock-up Agreement (as defined below).

Recitals

Whereas, Shareholder and the Company are parties to a lock-up agreement dated March 1, 2018 (the “Lock-up Agreement”), and the Parties desire to amend Section 2(j) of the Lock-up Agreement.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.       Amendment to Section 2(j) of the Lock-up Agreement. Section 2(j) of the Lock-up Agreement is hereby deleted in its entirety and replaced with the following:

“(j) If the first closing on a financing resulting in a minimum of $3 million in gross proceeds to the Company has not occurred by December 31, 2018.”

2.       Construction. The terms of this Amendment amend and modify the Lock-up Agreement as if fully set forth in the Lock-up Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Lock-up Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Lock-up Agreement not specifically modified by this Amendment are preserved.

3.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile or .pdf signature.

Signatures on the Following Page

In Witness Whereof, the Parties have executed this Amendment as of the Effective Date.

Shareholder:	The Company:

NeuroOne Medical Technologies Corporation

By:
Wade Fredrickson	Name:	Dave Rosa
	Title:	CEO and President

Signature Page

to Amendment to Lock-up Agreement